Service Corporation International Announces Second Quarter 2013 Financial Results And Raises 2013 Guidance

- Conference call on Thursday, July 25, 2013, at 9:00 a.m. Central Time.

HOUSTON, July 24, 2013 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the second quarter 2013. Our unaudited condensed consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$625.5	$597.4	$1,277.9	$1,199.9
Operating income	$89.1	$99.7	$216.9	$200.8
Net income attributable to common stockholders	$33.6	$37.1	$91.2	$85.1
Diluted earnings per share	$0.16	$0.17	$0.42	$0.39
Earnings from continuing operations excluding special items(1)	$40.9	$39.9	$101.5	$85.0
Diluted earnings per share from continuing operations excluding special items(1)	$0.19	$0.18	$0.48	$0.38
Diluted weighted average shares outstanding	215.9	218.9	215.6	221.1
Net cash provided by operating activities	$75.8	$62.6	$226.9	$158.4
Net cash provided by operating activities excluding special items(1)	$78.2	$69.6	$232.2	$165.4

(1)

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with GAAP can be found later in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

Quarterly Highlights:

  On May 29, 2013 we announced an agreement to acquire Stewart Enterprises, Inc. which would further strengthen and complement our North American presence.
  Diluted earnings per share from continuing operations excluding special items increased 5.6% to $0.19 in the second quarter 2013 compared to $0.18 in the prior year second quarter.
  Funeral gross profit decreased by $1.5 million, or 1.8%, and funeral gross margin percentage decreased to 19.3% from 20.6% due primarily to higher selling-related costs resulting from increased preneed funeral sales production.
  Cemetery gross profit decreased $0.9 million, or 1.9%, and cemetery gross margin percentage decreased to 21.7% from 23.1% due primarily to higher selling-related costs associated with increased preneed cemetery sales production that was partially offset by higher trust fund income.
  Net cash provided by operating activities excluding special items increased to $78.2 million compared to $69.6 million in 2012, primarily as a result of timing differences in working capital.

Tom Ryan, the Company's President and Chief Executive Officer, commented on the second quarter of 2013:
"We are very pleased to have announced during this quarter our agreement to acquire Stewart Enterprises which we believe will meaningfully expand our scale while delivering on our commitment to increase shareholder value through prudent capital deployment. We are excited about adding Stewart's great businesses and their very talented people to our organization. The planning for integration is ongoing with the Stewart team and we believe we are on track to close the transaction in late 2013 or early 2014.

"We are also pleased to report another successful quarter where both earnings and cash flow exceeded our internal expectations. Based on our strong results in the first half of the year, we are increasing both our earnings per share and cash flow guidance for the full year 2013. We continue to be optimistic about our opportunities for growth enhanced by the Stewart acquisition and our preneed sales strategies that are strengthened by an aging demographic."

REVIEW OF RESULTS FOR SECOND QUARTER AND FIRST HALF OF 2013

Consolidated Segment Results

(See definitions of revenue line items later in this earnings release.)

(In millions, except funeral services performed and average revenue per funeral service)	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Funeral
Funeral atneed revenue	$236.6	$234.5	$503.6	$487.2
Funeral matured preneed revenue	130.3	120.2	276.7	252.0
Funeral recognized preneed revenue	18.1	14.1	36.9	27.8
Other funeral revenue	30.8	27.6	60.7	53.7
Total funeral revenues	$415.8	$396.4	$877.9	$820.7

Gross profit	$80.2	$81.7	$200.3	$181.8
Gross margin percentage	19.3%	20.6%	22.8%	22.2%

Funeral services performed	70,043	68,851	149,831	143,557
Average revenue per funeral service	$5,238	$5,152	$5,208	$5,149

Cemetery
Cemetery atneed revenue	$61.6	$58.9	$122.5	$117.3
Cemetery recognized preneed revenue	120.2	118.1	224.2	214.7
Other cemetery revenue	27.9	24.0	53.3	47.2
Total cemetery revenues	$209.7	$201.0	$400.0	$379.2

Gross profit	$45.6	$46.5	$85.1	$74.0
Gross margin percentage	21.7%	23.1%	21.3%	19.5%

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended June 30, 2013 and 2012, including the results of the Neptune Society for both periods. We consider comparable operations to be those owned for the entire period beginning January 1, 2012 and ending June 30, 2013.

(Dollars in millions, except average revenue per funeral service and average revenue per contract sold)	Three Months Ended June 30,
	2013	2012
Comparable funeral revenue:
Atneed revenue(1)	230.8	233.4
Matured preneed revenue(2)	129.1	119.7
Recognized preneed revenue(3)	16.9	13.9
Other funeral revenue(4)	30.5	27.5
Total comparable funeral revenues	$407.3	$394.5

Comparable gross profit	$79.1	$81.5
Comparable gross margin percentage	19.4%	20.7%

Comparable funeral services performed	68,037	68,477

Comparable average revenue per funeral service	$5,290	$5,156
Comparable preneed funeral sales production:
Sales	$188.3	$169.7
Preneed funeral contracts sold - SCI (excluding Neptune Society)	28,207	26,367
Preneed funeral contracts sold - Neptune Society	11,769	9,675
Average revenue per contract sold - SCI (excluding Neptune Society)	$5,853	$5,780
Average revenue per contract sold - Neptune Society	$1,968	$1,787

(1)	Funeral atneed revenue represents merchandise and funeral services sold after a death has occurred.
(2)	Funeral matured preneed revenue represents merchandise and services sold on a preneed contract but delivered and/or performed after a death has occurred.
(3)

Funeral recognized preneed revenue represents merchandise and products sold on a preneed contract and delivered before a death has occurred, including funeral merchandise and travel protection insurance, which primarily represent sales by the Neptune Society.

(4)

Other funeral revenue consists primarily of General Agency revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

  Comparable funeral revenues increased by $12.8 million, reflecting an increase in the average revenue per funeral service as well as increases in recognized preneed revenues and general agency revenue.
  The comparable average revenue per funeral service (which includes atneed and matured preneed revenue) grew 2.6% over the prior year quarter which helped to offset a 0.6% decline in funeral services performed. Excluding an unfavorable Canadian currency impact and a benefit from higher trust fund income, the average revenue per funeral service grew approximately 2.0%. This was achieved despite a 160 basis point increase in the cremation rate to 50.0% in the second quarter of 2013.
  Comparable funeral gross profit decreased $2.4 million, or 2.9%, compared to the prior year quarter, while the gross margin percentage decreased 130 basis points to 19.4%. Higher revenues were offset primarily by higher selling-related expenses associated with an 11% growth in preneed sales production. Additionally, we also experienced higher levels of expenses primarily related to workers' compensation claims and incentive compensation. Finally, we have begun to experience increased costs associated with growing our salesforce and related support infrastructure.
  Comparable preneed funeral sales production increased $18.6 million, or 11.0%, compared to the prior year. This was positively impacted by a 21.6% increase in Neptune funeral contracts sold with a sales average increase of 10.1%. Excluding Neptune, SCI's number of preneed funeral contracts sold also increased 7.0%. Preneed funeral sales are deferred and recognized as revenues in future periods when the funeral service is performed, unless the corresponding merchandise or product is delivered before death has occurred.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended June 30, 2013 and 2012. We consider comparable operations to be those owned for the entire period beginning January 1, 2012 and ending June 30, 2013.

(Dollars in millions)	Three Months Ended June 30,
	2013	2012
Comparable cemetery revenue:
Atneed revenue(1)	$61.6	$58.9
Recognized preneed revenue(2)	120.2	118.1
Other cemetery revenue(3)	27.9	23.9
Total comparable cemetery revenues	$209.7	$200.9

Comparable gross profit	$45.7	$46.7
Comparable gross margin percentage	21.8%	23.2%

Comparable preneed and atneed cemetery sales production:
Property	$131.0	$123.7
Merchandise and services	104.4	99.5
Discounts	(27.4)	(24.2)
Preneed and atneed cemetery sales production	$208.0	$199.0
Recognition rate (4)	87%	89%

(1)	Cemetery atneed revenue represents property, merchandise and services sold after a death has occurred
(2)	Cemetery recognized preneed revenue represents property sold on a preneed contract and merchandise and services sold on a preneed contract that have been delivered or performed.
(3)

Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(4)	Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.

  Comparable cemetery revenues increased $8.8 million, or 4.4%, generally as a result of higher preneed and atneed sales production as well as an increase in trust fund income during the quarter.
  Comparable cemetery gross profit decreased $1.0 million and the gross margin percentage decreased to 21.8% compared to 23.2%. Comparable margins were temporarily reduced as the timing of cemetery property revenue recognition differed from the associated selling expenses. Additionally, we experienced higher levels of expenses primarily related to workers' compensation claims and incentive compensation. Finally, we have begun to experience increased costs associated with growing our salesforce and related support infrastructure.
  Included in the preneed and atneed cemetery sales production above is an increase of $7.5 million, or 5.4%, in preneed cemetery sales production for the current quarter.

Other Financial Results

  General and administrative expenses increased $1.6 million to $31.2 million. The current quarter included $3.2 million of costs related to the pending acquisition of Stewart Enterprises and $1.7 million of other system integration costs, whereas the same period of 2012 included $2.2 million of system integration costs.

Cash Flow and Capital Spending

Set forth below is a reconciliation of our reported net cash provided by operating activities prepared in accordance with GAAP to net cash provided by operating activities excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net cash provided by operating activities, as reported	$75.8	$62.6	$226.9	$158.4
System and Process Transition Costs	0.1	0.4	1.6	0.4
Acquisition Costs	1.4		1.5
Legal Defense Fees	0.9		2.2
IRS Audit Payment		6.6		6.6
Net cash provided by operating activities excluding special items	$78.2	$69.6	$232.2	$165.4

  Net cash provided by operating activities excluding special items increased $8.6 million to $78.2 million compared to $69.6 million in 2012. This increase was primarily related to the timing of cash receipts associated with preneed sales of cemetery property. We also had better collections, which were somewhat offset by the timing of cash outflows related to vendor payments.
  A summary of our capital expenditures is set forth below:
Capital Expenditures (In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Capital improvements at existing locations	$17.7	$18.0	$32.5	$31.8
Development of cemetery property	7.8	9.6	14.0	17.6
Construction of new funeral home facilities	2.7	1.0	4.3	2.6
Total capital expenditures	$28.2	$28.6	$50.8	$52.0

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our consolidated trust fund returns for the three and six months ended June 30, 2013 is set forth below:

	Three Months	Six Months
Preneed Funeral	(0.7)%	5.5%
Preneed Cemetery	(0.2)%	6.5%
Cemetery Perpetual Care	(1.3)%	2.7%
Combined Trust Funds	(0.7)%	4.9%

OUTLOOK FOR 2013

Our current outlook for potential earnings and cash flow in 2013 is as follows:

(In millions except per share amounts)	Updated 2013 Annual Guidance
Diluted earnings per share from continuing operations excluding special items (1)	$.87 to $.93
Net cash provided by operating activities excluding special items (1)	$410 to $435
Capital improvements at existing facilities and cemetery development expenditures	$105 to $115

(1)

Diluted earnings per share from continuing operations excluding special items and Net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures to diluted earnings per share and net cash provided by operating activities, however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our guidance for 2013 excludes the following because this information is not currently available for 2013: Gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments, acquisition and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items, especially gains or losses associated with asset divestitures, could materially impact our forward-looking diluted EPS and net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP financial measures".

This outlook reflects management's current views and estimates regarding future economic and financial market conditions, company performance and financial results, business prospects, the competitive environment and other events. This outlook is subject to a number of risks and uncertainties, many of which are beyond the control of SCI, that could cause actual results to differ materially from the potential results highlighted above. A further list and description of these risks and uncertainties and other matters can be found later in this press release under "Cautionary Statement on Forward-Looking Statements".

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings from continuing operations excluding special items and our GAAP diluted earnings per share to diluted earnings per share from continuing operations excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended June 30,
	2013		2012
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$33.6	$0.16	$37.1	$0.17
After-tax reconciling items:
Impact of divestitures and impairment charges, net	3.3	0.01	—	—
System and process transition costs	1.1	0.01	1.4	—
Acquisition and transition costs	2.5	0.01	—	—
Gain on early extinguishment of debt, net	(0.3)	—	—	—
Legal defense fees	0.6	—	—	—
Change in certain tax reserves	0.1	—	1.4	0.01
Earnings from continuing operations and diluted earnings per share excluding special items	$40.9	$0.19	$39.9	$0.18

Diluted weighted average shares outstanding (in thousands)		215,946		218,906

(In millions, except diluted EPS)	Six Months Ended June 30,
	2013		2012
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$91.2	$0.42	$85.1	$0.39
After-tax reconciling items:
Impact of divestitures and impairment charges, net	4.0	0.02	0.3	—
System and process transition costs	1.6	0.01	1.4	0.01
Acquisition and transition costs	2.6	0.02	0.1	—
Gain on early extinguishment of debt, net	(0.3)	—	—	—
Legal defense fees	1.4	0.01	—	—
Change in certain tax reserves	1.0	—	(1.9)	(0.02)
Earnings from continuing operations and diluted earnings per share excluding special items	$101.5	$0.48	$85.0	$0.38

Diluted weighted average shares outstanding (in thousands)		215,603		221,058

Conference Call and Webcast

We will host a conference call on Thursday, July 25, 2013, at 9:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (630) 691-2761 with the passcode of 35291650. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through August 24, 2013 and can be accessed at (630) 652-3042 with the passcode of 35291650#. Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust fund.
  The funeral home and cemetery industry continues to be increasingly competitive.
  Increasing death benefits related to preneed funeral contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed funeral service.
  The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
  Unfavorable results of litigation, including currently pending class action cases concerning cemetery or burial practices, could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenues may decrease.
  If we are not able to respond effectively to changing consumer preferences, our market share, revenues and profitability could decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenues and gross profit.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Increased costs, including potential increased health care costs, may have a negative impact on earnings and cash flows.
  Cemetery burial practice claims could have a material adverse impact on our financial results.
  A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future goodwill impairments and/or other intangible assets.
  Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results.
  The acquisition of Stewart Enterprises, Inc. is subject to certain closing conditions that, if not satisfied or waived, will result in the acquisition not being completed, which may cause the market price of SCI common stock to decline.
  We may fail to realize the anticipated benefits of the acquisition of Stewart Enterprises.
  The acquisition of Stewart Enterprises may result in unexpected consequences to our business and results of operations.
  Our level of indebtedness following the completion of the acquisition of Stewart Enterprises could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from fulfilling our obligations under our indebtedness.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings included in our 2012 Annual Report on Form 10-K, which was filed February 13, 2013. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At June 30, 2013, we owned and operated 1,435 funeral homes and 374 cemeteries (of which 213 are combination locations) in 43 states, eight Canadian provinces and the District of Columbia. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:

Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Lisa Marshall - Managing Director / Corporate Communications	(713) 525-3066

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$625,505	$597,372	$1,277,857	$1,199,878
Costs and expenses	(499,684)	(469,183)	(992,436)	(944,122)
Gross profit	125,821	128,189	285,421	255,756
General and administrative expenses	(31,162)	(29,558)	(62,028)	(55,517)
(Losses) gains on divestitures and impairment charges, net	(5,545)	1,058	(6,514)	568
Operating income	89,114	99,689	216,879	200,807
Interest expense	(32,740)	(33,894)	(65,509)	(67,482)
Gains on early extinguishment of debt, net	468	—	468	—
Other (expense) income, net	(699)	(2,221)	(1,683)	1,684
Income from continuing operations before income taxes	56,143	63,574	150,155	135,009
Provision for income taxes	(21,708)	(25,935)	(56,997)	(49,055)
Net income	34,435	37,639	93,158	85,954
Net (income) loss attributable to noncontrolling interests	(820)	(563)	(1,922)	(853)
Net income attributable to common stockholders	$33,615	$37,076	$91,236	$85,101

Basic earnings per share	$0.16	$0.17	$0.43	$0.39
Diluted earnings per share	$0.16	$0.17	$0.42	$0.39

Basic weighted average number of shares	211,821	215,898	211,602	218,015
Diluted weighted average number of shares	215,946	218,906	215,603	221,058

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED BALANCE SHEET (In thousands, except share amounts)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$221,086	$92,708
Receivables, net	90,678	101,817
Deferred tax asset	42,782	42,864
Inventories, net	24,280	24,560
Other	25,221	20,546
Total current assets	404,047	282,495
Preneed funeral receivables, net and trust investments	1,535,244	1,535,932
Preneed cemetery receivables, net and trust investments	1,904,140	1,826,835
Cemetery property, at cost	1,483,138	1,489,948
Property and equipment, net	1,623,701	1,641,101
Goodwill	1,374,374	1,382,410
Deferred charges and other assets	421,156	425,267
Cemetery perpetual care trust investments	1,109,249	1,099,580
	$9,855,049	$9,683,568
LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$356,602	$373,783
Current maturities of long-term debt	36,412	31,429
Income taxes	1,714	6,892
Total current liabilities	394,728	412,104
Long-term debt	1,920,383	1,916,621
Deferred preneed funeral revenues	526,489	536,647
Deferred preneed cemetery revenues	899,846	861,148
Deferred tax liability	517,583	471,198
Other liabilities	399,406	399,950
Deferred preneed funeral and cemetery receipts held in trust	2,670,395	2,624,321
Care trusts' corpus	1,108,358	1,098,752

Stockholders' Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 212,063,882 and 211,056,501 shares issued, respectively, and 211,941,935 and 211,046,501 shares outstanding, respectively	211,942	211,047
Capital in excess of par value	1,293,863	1,307,058
Accumulated deficit	(196,576)	(286,795)
Accumulated other comprehensive income	94,457	111,717
Total common stockholders' equity	1,403,686	1,343,027
Noncontrolling interests	14,175	19,800
Total Equity	1,417,861	1,362,827
	$9,855,049	$9,683,568

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF CASH FLOWS (In thousands)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income	$93,158	$85,954
Adjustments to reconcile net income to net cash provided by operating activities:
Gains on early extinguishment of debt, net	(468)	—
Depreciation and amortization	61,247	59,111
Amortization of intangible assets	11,412	12,157
Amortization of cemetery property	19,588	21,004
Amortization of loan costs	2,486	2,406
Provision for doubtful accounts	3,132	5,039
Provision for deferred income taxes	42,103	39,933
Losses(gains) on divestitures and impairment charges, net	6,514	(568)
Share-based compensation	5,850	4,969
Excess tax benefits from share-based awards	(5,558)	—
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease in receivables	4,586	3,486
Increase in other assets	(4,840)	(7,540)
Decrease in payables and other liabilities	(7,073)	(27,734)
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables, net and trust investments	28,170	26,991
Decrease in deferred preneed funeral revenue	(4,231)	(18,805)
Decrease in deferred preneed funeral receipts held in trust	(28,576)	(15,693)
Effect of preneed cemetery production and deliveries:
Increase in preneed cemetery receivables, net and trust investments	(32,380)	(60,056)
Increase in deferred preneed cemetery revenue	40,733	25,416
(Decrease) increase in deferred preneed cemetery receipts held in trust	(8,969)	4,032
Other	62	(1,719)
Net cash provided by operating activities	226,946	158,383
Cash flows from investing activities:
Capital expenditures	(50,762)	(52,062)
Acquisitions	(3,606)	(10,550)
Proceeds from divestitures and sales of property and equipment, net	5,550	7,135
Net withdrawals of restricted funds and other	341	(4,514)
Net cash used in investing activities	(48,477)	(59,991)
Cash flows from financing activities:
Proceeds from the issuance of long-term debt	—	12,907
Payments of debt	(4,695)	(829)
Principal payments on capital leases	(12,967)	(12,823)
Proceeds from exercise of stock options	4,856	3,793
Excess tax benefit from share-based awards	5,558	—
Purchase of Company common stock	(1,708)	(104,700)
Payments of dividends	(27,553)	(21,959)
Purchase of Neptune Society non-controlling interest	(8,333)	—
Bank overdrafts and other	(3,681)	1,074
Net cash used in by financing activities	(48,523)	(122,537)
Effect of foreign currency	(1,568)	919
Net increase (decrease) in cash and cash equivalents	128,378	(23,226)
Cash and cash equivalents at beginning of period	92,708	128,569
Cash and cash equivalents at end of period	$221,086	$105,343